                                                                       ITEM 10.5


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into by and between HARVARD SCIENTIFIC CORP. (the "Principal"), and DAVID E. JORDAN (the "Consultant"). (The Principal and the Consultant being hereinafter collectively referred to as the "Parties" and generically as a "Party").

                                   PREAMBLE:

         WHEREAS, Principal desires to retain Consultant's services and Consultant agrees to take on Principal as an active client, the Parties hereby intending to be legally bound, and in consideration for the mutual promises and covenants contained below, do hereby agree to the following terms and conditions:

                                  ARTICLE ONE

                              CONSULTING SERVICES

1.1      Financial Public Relations

         (a) For a period of one year commencing on the signing of this Agreement, Consultant shall serve as Principal's financial public relations consultant. Consultant will be responsible for preparing and releasing information concerning Principal to the financial community, and establishing a public relations program for Principal. Consultant will also arrange to use the services of other public relations firms whose skills cover various areas of expertise needed to cover the broad spectrum of specific services required. The costs for these additional services must be approved by the Principal prior to implementation.

         (b) Consultant shall, immediately following execution of this Agreement by Principal, proceed to evaluate Principal's financial statements and business plan as well as any other corporate records necessary to develop a strategic plan for bring the company to the attention of the public. Additionally a program for the dissemination of information concerning Principal to its stockholders and the investment banking community shall be implemented.


1.2      Responsibility and Liability

         Principal shall review and approve all releases that Consultant prepares as to the accuracy of the information contained therein. Principal shall be solely responsible for the accuracy of all information contained therein. Principal hereby agrees to indemnify and defend Consultant against, and to hold Consultant harmless from, any claims, demand, suits, losses, damages, including legal fees and expenses, arising out of or relating to Consulting's use of or reliance upon the facts, material, information and data supplied to Consultant by Principal. In


Initialed:                  Principal                 Consultant
           ------------               ------------               ------------
the event that a claim is made or suit brought against Consultant, Principal shall retain at its own expense counsel of Consultant's choice to defend Consultant.

1.3      Releases Prepared by Principal

         Principal shall not release any information to the public without first providing Consultant an opportunity to review and comment on the release in advance. However, once Consultant has had an opportunity to review and approve said release prepared by or for Principal by another entity, Principal shall be free to release the information in its sole discretion. Principal shall be solely responsible for all releases it disseminates to the public.

1.4      Acknowledgments

         Principal acknowledges that it has been informed and agrees that Consultant's main responsibility is to advise Principal as to how to interact with the financial community. Principal further acknowledges that it has been informed and agrees that Consultant will not directly prepare all of the material that will be released to the public. Instead, Consultant will retain, on Principal's behalf, other public relation firms to prepare such materials for dissemination to various outlets such as radio, television, magazines, the press and financial investors such as mutual funds both domestic and foreign. Principal shall have the right to pre-approve any project and budget proposed by Consultant. Once approved, Principal shall not direct Consultant as to how best to complete the project.

1.5      Principal Duty To Keep Consultant Informed

         (a) PRINCIPAL HEREBY IRREVOCABLY AGREES TO KEEP CONSULTANT APPRISED OF ALL MATERIAL MATTERS INVOLVING PRINCIPAL, AS REQUIRED TO PERMIT CONSULTANT TO FULLY, PROPERLY AND LEGALLY PERFORM IT DUTIES ASSUMED UNDER THIS AGREEMENT. Principal shall be deemed to make a continuing representation as the accuracy of any and all facts, material, information and data which it supplies to Consultant. Principal acknowledges that Consultant will rely upon this representation and will disseminate information to the public and the investment community based upon the facts, material, information and data supplied to it by Principal without further inquiry, investigation or due diligence.

         (b) Principal shall promptly provide Consultant with full and complete copies of all filings with all state and federal securities agencies or departments. Principal shall also provide to Consultant, prior to their release, all shareholder reports and communications, all facts, material information and data supplied to any analyst, broker-dealer, market maker, mutual fund and any other member of the financial community.

         (c) Principal shall provide Consultant with all product or service brochures, sales material and any other facts, material, information and data supplied to its clientele and/or the public.


Initialed:                  Principal                 Consultant
           ------------               ------------               ------------

         (d) Principal shall give Consultant advance notice of the filing of any registration statement for the sale of securities and/or of any other event which triggers any restriction on publicity.

1.6      Confidentiality

         Consultant shall not disclose to any third party, other than those it retains to help prepare materials for Principals benefit, any confidential non-public information furnished by Principal to it or other wise obtained in Principal's service. This duty will survive termination of this Agreement except that Consultant may use any information it obtains if needed in its defense if litigation arises between the parties the concerning the subject matter of this Agreement.

1.7      Termination

         This Agreement may only be canceled for good caused or upon mutual agreement.

1.8      Damages

         The Parties agree that damages are hard to access in advance of a breach of contract. If this Agreement is terminated for any reason, other than good cause, Consultant's damages will be the remaining monthly fees for the life of the contract as well as any out of pocket expenses Consultant may have incurred on Principal's behalf which were not reimbursed prior to Consultant's termination and interest on both at the legal rate to run from the date of the termination of this Agreement. These sums shall be paid as liquidated damages and not as a penalty or a forfeiture for the injuries suffered by Consultant.

         Principal agrees that the remedies described above shall be in addition to, and not in limitation of, any of the rights or remedies to which Consultant is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

                                  ARTICLE TWO

                            CONSULTANT COMPENSATION

2.1      Consultant's Fee

         Consultant's fee is 100,000 shares of unregistered stock of Harvard Scientific Corp and $8,000.00 per month for the services described in Article One. The stock shall be issued simultaneously with signing of this contract and Consultant's monthly cash fees shall be payable in advance, due on the first of the preceding month and must be paid by the 5th. The first month's fee is due upon the signing of this Agreement. All regular monthly consulting fees will be paid by Principal regardless if an invoice is submitted to it by Consultant. Consultant' fee does not include costs for any third party's work. All subcontractor's fees shall be paid by Principal to Consultant upon invoice from Consultant, in addition to Consultant's fees.

Initialed:                  Principal                 Consultant
           ------------               ------------               ------------

2.2      Other Services

         The foregoing fees are solely for the services specified in this Agreement. Principal hereby agrees to and acknowledges that if Consultant is required to perform other services not specified in this Agreement that Principal shall be responsible to provide Consultant with additional compensation on terms to be mutually agreed upon by the Parties.

2.3      Agency Fees

         Principal acknowledges that it has been informed and agrees that Consultant will be entitled to all agency fees which public relations and/or advertising firms receive when preparing material or placing advertising. Said fees are in addition to Consultant's monthly fee.

2.4      Advanced Costs

         Consultant may, but is not required to, advance cost for out of pocket expenses. Principal shall reimburse all costs advanced by Consultant within ten
(10) days of receipt of Consultant's invoice. For all costs that Consultant does not advance Principal shall promptly provide to Consultant, or pay to a third party, all costs necessary to allow Consultant to perform its obligations under this Agreement. Consultant will directly bill Principal for all public relations services under that Consultant provides through a third party subcontractor. Principal acknowledges that it has been informed in advance that Consultant plans on obtaining substantial services from third party subcontractors.

2.5      Approved Costs

         Costs that Consultant may incur include, but are not limited to: travel, entertainment, printing, telephone, advertising, third party services, printing, postage and courier fees. Consultant will seek and receive Principal's approval for any expenditures in excess of $5,000 monthly prior to expending said monies or incurring said expense.

2.6      Guarantee

         Principal hereby guarantees all fees payable to Consultant under this Agreement.

                                 ARTICLE THREE

                                 MISCELLANEOUS




Initialed:                  Principal                 Consultant
           ------------               ------------               ------------

3.1      Notices

         All notices, demands or other written communications hereunder shall be in writing and unless otherwise provided, shall be deemed to have been duly given if transmitted by FAX as follows:

To Consultant:

                                DAVID E. JORDAN
                          823 Southeast Eighth Avenue
                         Deerfield Beach, Florida 33441
                                Fax 954-429-8865

To Principal:

                          DON STEFFENS, Vice President
                            HARVARD SCIENTIFIC CORP.
                               17991 Fitch Avenue
                            Irvine, California 92614
                                  714-252-8191

         In each case, copies of all notices, demands or other written communications will be sent to such other address(es) or to such other person(s) as a Party shall designate to the other for such purposes in the manner hereinabove set forth.


3.2      Amendments

         No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party to be charged.

3.3      Merger

         This instrument, together with the instrument referred to herein, contains all of the understandings and agreements of the Parties with respect to this Agreement. All prior agreement whether written or oral are merged herein and shall be of no force or effect.

3.4      Survival


Initialed:                  Principal                 Consultant
           ------------               ------------               ------------

         The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party hereto.

3.5      Severability

         If any provision or any portion of any provision of this Agreement, other than a condition precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it held invalid or unenforceable, shall not be affected thereby.

3.6      Governing Law and Venue

         This Agreement shall be construed in accordance with laws of the State of Florida. Any proceeding arising between the Parties in any matter pertaining or related to this Agreement or the service to be provided under this Agreement shall, to the extent permitted by law, be held in the County of Broward, State of Florida.

3.7      Litigation

         In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover all of its prelitigation and litigation costs and expenses including reasonable attorney's fees up to and including all negotiations, trials, and appeals, whether or not litigation is actually initiated.

3.8      Benefit of Agreement

         The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns personal representatives, estate, heirs and legatees.

3.9      Captions

         The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.




Initialed:                  Principal                 Consultant
           ------------               ------------               ------------